SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549

                          Form 8-K

                       CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  August 19,1999

 __________________ZEON Corporation_________________________________________
       (Exact name of registrant as specified in its charter)

__________Colorado______________33-6859-D_________________84-0827610_________
(State or other jurisdiction   (Commission             (IRS Employer
 of incorporation)              File Number)           Identification No.)


_______________1500 Cherry Street, Louisville, CO    80027___________________
        (Address of principal executive offices)     (Zip Code)


Registrant's telephone number, including area code_____(303) 666-9400________




          (Former name or former address, if changed since last report.)








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Item 4. Changes in Registrant's Certifying Accountant

The following information is provided in accordance with Item 304(a)(1) of regulation S-K:

     i. BDO Seidman, the registrant's former certifying accountant firm, was notified on August 19, 1999 that their services were no longer required. Another firm was engaged to perform the registrant's audit services, which is reported under a separate 8-K.

     ii. The principal accountant's report on the financial statements for either of the past two years contained neither adverse opinion nor disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

     iii. The decision to change accountants was approved by the Board of directors and the stockholders.

     iv. During the registrant's two most recent fiscal years and any subsequent interim period preceding the certifying accountant's dismissal, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

     v. No events listed in Item 304(a)(1)(v) of regulation S-K have occurred.




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                         Signatures


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              _________ZEON Corporation_____________
                                       (Registrant)


  Date ____August 25, 1999__  ____________/s/T. Bryan Alu___________
                              T.Bryan Alu
                              Chairman of the Board,Director, Chief Executive Officer and President


                              ____________/s/    Ruel G.Routt_______
                              Ruel G. Routt
                              Corporate Controller